UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(862) 207-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 28, 2016 (the “Closing Date”), Interpace Diagnostics Group, Inc. (the “Company”) and its wholly-owned direct and indirect subsidiaries, Interpace Diagnostics, LLC (“Interpace LLC”) and Interpace Diagnostics Corporation (“IDC” and together with Interpace LLC, its “Subsidiaries”), entered into a Credit Agreement (the “Credit Agreement”) with SCM Specialty Finance Opportunities Fund, L.P. (the “Lender”). Pursuant to and subject to the terms of the Credit Agreement, the Lender agreed to provide a revolving loan (the “Loan”) to the Company in the maximum principal amount of $1.2 million (“Facility Cap”). The maturity date of the Loan is September 28, 2018. The Loan bears interest at an annual rate equal to the Prime Rate (as defined in the Credit Agreement) plus 2.75%, payable in cash monthly in arrears. The interest rate will be increased by 5.0% in the event of a default under the Credit Agreement. Events of default under the Credit Agreement, some of which are subject to certain cure periods, include a failure to pay or perform obligations when due, the making of a material misrepresentation to the Lender, the rendering of certain judgments or decrees against the Company and its Subsidiaries and the initiation, voluntarily or involuntarily, of a bankruptcy or similar proceeding against the Company or its Subsidiaries.

The Company agreed to pay certain out-of-pocket costs and expenses incurred by the Lender in connection with the Credit Agreement and related documents, the administration of the Loan and related documents and the enforcement or protection of the Lender’s rights. The Lender is also entitled to: (a) a $12,000 origination fee; (b) a monthly unused line fee equal to the amount which is one-twelfth of one percent (0.083%) of the difference between (i) the outstanding balance of the Loan during the preceding month, and (ii) the Facility Cap on the date of determination; (c) a monthly collateral management fee equal to one-sixth of one percent (0.1666%) of the average daily balance under the Credit Agreement outstanding during the preceding month; and (d) a termination fee equal to (i) two percent (2%) of the Facility Cap if the Credit Agreement is terminated before the first anniversary of the Closing Date (the “First Anniversary”), or (ii) one percent (1%) of the Facility Cap if the Credit Agreement is terminated after the First Anniversary. The Company must also pay certain fees in the event that (a) the amount outstanding under the Credit Agreement exceeds the availability under the Credit Agreement’s borrowing base, and (b) receivables are not properly deposited in the appropriate lockbox account.

The Credit Agreement contains customary representations and warranties in favor of the Lender and certain covenants, including, among other things, financial covenants relating to loan turnover rates, liquidity and revenue targets.

As of October 4, 2016, the Company had not borrowed any funds under the Credit Agreement.

On the Closing Date, the Company and its Subsidiaries acknowledged and agreed to an Intercreditor Agreement (the “Intercreditor Agreement”) by and between the Lender and RedPath Equityholder Representative, LLC, a Delaware limited liability company (the “Equityholder Representative”), in connection with that certain Non-Negotiable Subordinated Secured Promissory Note, dated as of October 31, 2014 (as amended, the “Note”) by the Company and Interpace LLC, in favor of the Equityholder Representative, on behalf of the former equity holders of RedPath Integrated Pathology, Inc. (“RedPath”). Pursuant to the Intercreditor Agreement, the Lender has a first lien security interest on all of the accounts receivable (and related intangibles) of the Company and its Subsidiaries and the Equityholder Representative has a second lien security interest, subordinated to the Lender, on all the accounts receivables (and related intangibles) of the Company and its Subsidiaries. In addition, pursuant to the Intercreditor Agreement, the Equityholder Representative has a first lien security interest on all other assets of the Company and its Subsidiaries and the Lender has no lien with respect to such other assets.

The Note, which was entered into in connection with the Company’s acquisition of RedPath on October 31, 2014, is for the principal amount of $10.67 million, is interest-free and was to be paid in eight equal consecutive quarterly installments beginning October 1, 2016.

On September 30, 2016, the Company, Interpace LLC and the Equityholder Representative entered into a Third Amendment To Non-Negotiable Subordinated Secured Promissory Note (the “Third Amendment”) to extend by one month, subject to the terms of the Third Amendment, the due date for the first quarterly payment of principal under the Note. Pursuant to the Third Amendment, the Company is required to make eight installment payments of principal, with each payment equal to $1,333,750, together with accrued and unpaid interest, if any. The first payment is due on November 1, 2016, and subsequent payments are to be made on the first day of each fiscal quarter, beginning on January 1, 2017. If not paid sooner, all principal and accrued interest will be due and payable on October 1, 2018.

Commerce Health Ventures, L.P., an affiliate of NewSpring Capital, was a stockholder of RedPath and serves as the Equityholder Representative. In connection with the Company’s acquisition of RedPath, the Company entered into a Contingent Consideration Agreement with the Equityholder Representative, the Company issued the Note, and the Company assumed a liability for a January 2013 settlement agreement entered into by RedPath with the Department of Justice. From October 30, 2015 to September 13, 2016, Kapila Ratnam, a partner at NewSpring Capital, served as a director of the Company. Additional information regarding these transactions can be found in the Company’s filings with the U.S. Securities and Exchange Commission.

The foregoing descriptions of the Credit Agreement, the Intercreditor Agreement and the Third Amendment are not complete and are subject to and qualified in their entirety by reference to the full text of the Credit Agreement, the Intercreditor Agreement and the Third Amendment, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2016, Heinrich Dreismann, Ph.D., resigned as a member of the Board of Directors of the Company effective September 30, 2016. Dr. Dreismann’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 2, 2016, Harry Glorikian resigned as a member of the Board of Directors of the Company effective immediately. Mr. Glorikian’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1

Credit Agreement, dated as of September 28, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC, Interpace Diagnostics Corporation and SCM Specialty Finance Opportunities Fund, L.P.

10.2

Intercreditor Agreement, dated as of September 28, 2016, by and between SCM Specialty Finance Opportunities Fund, L.P. and RedPath Equityholder Representative, LLC and acknowledged and agreed to by Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and Interpace Diagnostics Corporation

10.3

Third Amendment To Non-Negotiable Subordinated Secured Promissory Note, dated as of September 30, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: October 4, 2016	By:	/s/ Jack E. Stover
	Name:	Jack E. Stover
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of September 28, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC, Interpace Diagnostics Corporation and SCM Specialty Finance Opportunities Fund, L.P.

10.2

Intercreditor Agreement, dated as of September 28, 2016, by and between SCM Specialty Finance Opportunities Fund, L.P. and RedPath Equityholder Representative, LLC and acknowledged and agreed to by Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and Interpace Diagnostics Corporation

10.3

Third Amendment To Non-Negotiable Subordinated Secured Promissory Note, dated as of September 30, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC